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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


Date of Report                DECEMBER 28, 1995
               ---------------------------------------------------

                           OCEANIC EXPLORATION COMPANY
               ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)


     DELAWARE                    0-6540                84-0591071
------------------------      -------------       --------------------
(State or other juris-         (Commission        (I.R.S. Employer
diction of Incorporation       File Number)       Identification No.)


           5000 SOUTH QUEBEC STREET, SUITE 450, DENVER, COLORADO 80237
           -----------------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 220-8330
           -----------------------------------------------------------
                         (Registrant's telephone number)

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Item 5.   OTHER EVENTS

Oceanic Exploration Company ("Oceanic" or the "Registrant") has received notification from the Pacific Stock Exchange (the "Exchange"), that the October 3, 1995 decision of the Exchange's Equity Listing Committee (the "Committee") to delist the Common Stock of the Registrant would be upheld. The Committee based its decision upon the Registrant's deficiencies with respect to the following components of the Exchange's listing maintenance requirements: (1) net tangible assets of at least $500,000, (2) aggregate market value of publicly held shares of at least $500,000, (3) a minimum bid price per share of at least $1, and (4) the Committee's serious doubts about the Registrant's ability to meet the requirements for an ongoing concern.

On December 8, 1995, representatives of the Registrant appealed the decision to delist the stock before the Board Appeals Committee of the Exchange. Finding no compelling evidence to recommend that the October 3, 1995, decision of the Committee be revised, the decision to delist was upheld and affirmed on December 11, 1995.

The delisting of the Registrant from the Exchange will likely have an adverse effect on the market value of the common stock. The Registrant is attempting to secure a broker-dealer or dealers to serve as market makers for trades in its common stock. There is no assurance that the Registrant will be able to secure such a relationship.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OCEANIC EXPLORATION COMPANY
                                   -------------------------------------
                                                            (Registrant)



Date: December 28, 1995                 /s/ Charles N. Haas
     ------------------            --------------------------------------
                                   Charles N. Haas            (Name)
                                   President                  (Office)